UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2018

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On June 21, 2018, Onconova Therapeutics, Inc. (the “Company”) announced the promotion of Steven M. Fruchtman, M.D. as the President of the Company, effective as of June 19, 2018. Dr. Fruchtman will continue to maintain the responsibilities of Chief Medical Officer and/or Vice President, Research and Development until a replacement is hired to assume the duties and responsibilities associated with these roles, as applicable.

Dr. Fruchtman has served as our Chief Medical Officer and Senior Vice President, Research and Development since January 2015. Dr. Fruchtman is a board certified hematologist with extensive industry experience in clinical research for myelodysplastic syndromes, hematologic malignancies and solid tumors. From June 2014 to January 2015, Dr. Fruchtman was a hematology oncology drug development consultant. From September 2013 to June 2014, Dr. Fruchtman served as Chief Medical Officer at Syndax Pharmaceuticals, Inc., a biopharmaceutical company. From July 2011 to July 2013, Dr. Fruchtman was the Chief Medical Officer and Senior Vice President of Research and Regulatory Affairs at Spectrum Pharmaceuticals.

In connection with Dr. Fruchtman’s appointment as the President of the Company, on June 19, 2018, the Company entered into an amended and restated employment agreement with Dr. Fruchtman (the “Amended and Restated Employment Agreement”) which supersedes his previous employment agreement entered into on July 1, 2015 (the “Prior Agreement”).

The Amended and Restated Employment Agreement reflects Dr. Fruchtman’s new role as President of the Company and otherwise includes the same material terms as the Prior Agreement, except that the Amended and Restated Employment Agreement reflects certain changes described below.

Under the Amended and Restated Employment Agreement, Dr. Fruchtman is entitled to receive (i) an initial base salary of $510,000; (ii) a stock option award for 300,000 shares of the Company’s common stock (subject to proportional adjustment in the event a reverse stock split is effectuated before the stock option is granted), subject to approval of the Company’s 2018 Omnibus Incentive Compensation Plan at the Company’s upcoming 2018 annual meeting of stockholders, and an annual option award based on certain individual and Company-based performance goals, with the determination of performance and the actual number of shares underlying such option award subject to the discretion of the Compensation Committee; and (iii) an annual target bonus of 50% of his base salary based on certain individual and Company-based performance goals, with the determination of performance and the actual amount of the bonus subject to the discretion of the Compensation Committee. In addition, Dr. Fruchtman is entitled to a signing bonus of $200,000, which Dr. Fruchtman must repay if his employment is terminated before June 19, 2019 (1) by the Company for “cause” (as such term is defined in the Amended and Restated Employment Agreement) or (2) by Dr. Fruchtman for any reason except for “good reason” (as such term is defined in the Amended and Restated Employment Agreement) or in the event that the Company appoints a new Chief Executive Officer (other than Dr. Fruchtman) and Dr. Fruchtman resigns within three months following such appointment, upon not less than 30 days’ notice. Under the Amended and Restated Employment Agreement, Dr. Fruchtman is subject to any compensation claw back, recoupment and anti-hedging policies that may apply to him as an executive of the Company.

The Amended and Restated Employment Agreement contains non-solicitation, non-competition, confidentiality and invention assignment provisions that, among other things, prevent Dr. Fruchtman from competing with the Company during the term of his employment with the Company and for 12 months thereafter and hiring or otherwise retaining any Company employees for a period of 12 months following termination of his employment with the Company.

If Dr. Fruchtman’s employment is terminated for any reason during the term of the Amended and Restated Employment Agreement, the Company will pay to Dr. Fruchtman (or his spouse or estate upon death) the balance of his accrued and unpaid salary, unreimbursed expenses, and unused accrued vacation time through the termination date.

If Dr. Fruchtman voluntarily resigns from employment within three months following the Company’s appointment of a new Chief Executive Officer (other than Dr. Fruchtman) and upon not less than 30 days’ notice, Dr. Fruchtman will be entitled to receive seven months of his current base salary, and any outstanding unvested options to purchase shares of Company common stock will become fully vested as of the date of termination.

If Dr. Fruchtman’s employment is terminated by the Company without “cause” or by Dr. Fruchtman for “good reason,” other than during the 12-month period following a change in control of the Company, Dr. Fruchtman will be entitled to receive nine months of his current base salary and target bonus. If the termination is during the 12-month period following a change in control of the Company, Dr. Fruchtman will be entitled to receive 12 months of his current base salary and target bonus. The Company will also reimburse Dr. Fruchtman for the employer’s portion of his medical insurance costs under COBRA for nine months if Dr. Fruchtman’s termination occurs other than during the 12-month period following a change in control of the Company or for 12 months if Dr. Fruchtman’s termination occurs during the 12 month-period following a change in control of the Company. In addition, all of Dr. Fruchtman’s stock options that are unvested as of the date of such termination will fully vest as of the date of termination. Under the Amended and Restated Employment Agreement, Dr. Fruchtman must sign a release and waiver of claims in order to receive the forgoing severance benefits. To the extent any of the above severance payments are subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and Dr. Fruchtman is classified as a “specified employee”, as defined in Section 409A, any such payments will not be paid during the six-month period immediately following such termination.

A copy of the press release related to Mr. Fruchtman’s appointment as President is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Exhibit

99.1	Onconova Therapeutics, Inc. Press Release dated June 21, 2018.

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Onconova Therapeutics, Inc. Press Release dated June 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2018	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer